Exhibit 4(f)

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                     HARSCO CORPORATION,


                  THE CHASE MANHATTAN BANK
                   (NATIONAL ASSOCIATION),


                             AND


                        CHEMICAL BANK






                        _____________




                FIRST SUPPLEMENTAL INDENTURE


            Dated as of _________________ , 199_


     (Supplemental to Indenture dated as of May 1, 1985)




                        _____________


                       Debt Securities


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        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of
   the ____ day of __________, 199_, is between Harsco
   Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), The Chase Manhattan Bank (National
   Association), a national banking association duly organized and existing under the laws of the United
   States (the "Resigning Trustee") and Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York (the "Trustee").

                    W I T N E S S E T H:
                    -------------------

        WHEREAS, the Company has heretofore executed and delivered to the Resigning Trustee an Indenture dated as of May 1, 1985 (the "Indenture");

        [WHEREAS, pursuant to Section 303 of the Indenture, the Resigning Trustee had duly authenticated and delivered on ___________,
   ___________, _____________ of which are outstanding as
   of the effective date hereof.

                        *     *     *

        WHEREAS, pursuant to Section 303 of the
   Indenture, the Resigning Trustee had duly authenticated and delivered on ___________,
   ___________, _____________  of which are outstanding
   as of the effective date hereof.]

        WHEREAS, by letter dated November 29, 1994, the Resigning Trustee resigned as trustee under the Indenture, Paying Agent and Security Registrar such resignation to become effective upon acceptance of appointment by a successor trustee;

        WHEREAS, Section 901(8) of the Indenture provides that, without the consent of any Holders of the Securities of any series, the Company, when authorized by its Board Resolutions, and the Trustee may enter into an indenture supplemental thereto to evidence and provide for the acceptance of appointment of a successor trustee with respect to Securities of one or more series;

        WHEREAS, the Company is entering into this First
   Supplemental Indenture to appoint Chemical Bank as successor trustee under the Indenture, Paying Agent and Security Registrar, to evidence and provide for the acceptance of such appointment by Chemical Bank, and to add provisions for defeasance of any series of Securities issued after effectiveness of this First
   Supplemental Indenture provided that the terms of the Securities of such series permit such defeasance;

        WHEREAS, Section 902 of the Indenture provides that, with the consent of the Holders of not less than 66 % in principal of the Outstanding Securities of each series affect thereby, the Company, when authorized by Board Resolutions, and the Trustee may enter into an indenture supplemental thereto for the purpose of adding any provisions to the indenture;

        WHEREAS, the provision regarding defeasance to be added will not affect any Outstanding Securities and therefore the consent of the Holders of the Outstanding Securities is not required;

        WHEREAS, the Company represents that all acts and things necessary to constitute this First Supplemental
   Indenture a valid, binding and enforceable instrument have been done and performed, and the execution of this First Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this First Supplemental Indenture; and

        WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of the resolution of its Board of Directors certified by its Secretary or an Assistant
   Secretary authorizing the execution of the First
   Supplemental Indenture, and (ii) an Officers'
   Certificate and an Opinion of Counsel each stating that the execution and delivery of this First
   Supplemental Indenture comply with the provisions of Article Nine of the Indenture, and that all conditions precedent provided for in the Indenture to the execution and delivery of this First Supplemental
   Indenture have been complied with:

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this First Supplemental Indenture and the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders, from time to time, of the Securities, as follows:

        Section 1.  Definitions.  (a)  For all purposes
   of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the meanings assigned to them in the Indenture.

             (b)  For all purposes of this First
   Supplemental Indenture and the Indenture, as supplemented by this First Supplemental Indenture, the following terms shall have the following meanings:

             "Corporate Trust Office" means the
        principal office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001, Attention:
        Corporate Trust Administration.

             "U.S. Government Securities" as used in
        Section 403 means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
        (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S.
        Government Security or a specific payment of interest on or principal of any such U.S.
        Government Security held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S.
        Government Security evidenced by such
        depository receipt.

        Section 2.  Appointment of Trustee, Paying Agent
   and Registrar.  The Company hereby appoints Chemical
   Bank as trustee under the Indenture, Paying Agent and Security Registrar to succeed to, and hereby vests
   Chemical Bank with, all the rights, powers and trusts of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Paying Agent and Registrar in the Indenture.

        Section 3.  Representations, Warranties and
   Agreements of the Company. (a) The Company hereby represents and warrants that the Company is not, and upon effectiveness of this First Supplemental
   Indenture, will not be, in default in the performance or observance of any of the covenants or conditions of the Indenture and that no Event of Default has occurred or is continuing.

             (b)  The Company hereby agrees that,
   promptly after the effective date of this First
   Supplemental Indenture, it will cause a notice, substantially in the form of Exhibit A annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of Section 6.10(f) of the Indenture.

        Section 4.  Concerning the Trustee.  (a) The
   Trustee accepts the trusts of the Indenture as supplemented by this First Supplemental Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this First Supplemental Indenture, with like effect as if originally named as trustee under the Indenture.

        (b) The Trustee hereby accepts its appointment as Paying Agent and Security Registrar and accepts the rights, powers, duties and obligations of the Resigning Trustee in its capacity as Paying Agent and Security Registrar, upon the terms and conditions set forth in the Indenture, as supplemented by this First
   Supplemental Indenture, with like effect as if originally named as Paying Agent and Security
   Registrar.

        (c)  Without limiting the generality of the
   foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.

        Section 5.  Modifications to the Provisions of
   Section 301.  Subsection (10) of Section 301 of the
   Indenture is hereby amended to read as follows:

             (10) the application, if any, of
        Section 401(B) or 403 herein to the
        Securities of the series; and

        Section 6.  Modifications to the Provisions of
   Section 402.  Section 402 of the Indenture is hereby
   amended to read as follows:

             SECTION 402.   Application of Trust
        Money.

             Subject to the provisions of the last
        paragraph of Section 1003, all money
        deposited with the Trustee pursuant to
        Sections 401 or 403 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money has been deposited with the Trustee.

        Section 7.  Additions to Article Four.  Article
   Four of the Indenture is hereby amended to add the following provisions after Section 402:

             SECTION 403.   Covenant Defeasance of
        Securities of Any Series.

             If this Section 403 is specified as
        contemplated by Section 301 to be applicable to the Securities of any series, then the Company shall cease to be under any obligation to comply with any term, provision or condition of any covenant specified as contemplated by Section 301 with respect to Securities of any series at any time after the applicable conditions set forth below have been satisfied:

             (1)(a)  the Company shall have
        deposited or caused to be deposited
        irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series
        (i) money in the currency in which such
        Securities are payable in an amount, or (ii)
        U.S. Government Securities which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in the currency in which such Securities are payable in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, and premium (not relating to optional redemption), if any, and interest on, the Outstanding Securities of such series on the dates such installments of principal of, and premium (not relating to optional redemption), if any, or interest are due; or

             (b)  the Company has properly fulfilled
        such other means of defeasance as is
        specified to be applicable to the Securities of such series;

             (2)  the Company has paid or caused to
        be paid all other sums payable with respect to the Securities of such series at the time outstanding;

             (3)  such deposit will not result in a
        breach or violation of, or constitute a
        default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (4)  no Event of Default or event
        which, after notice or lapse of time or
        both, would become an Event of Default shall have occurred and be continuing on the date of such deposit;

             (5)  the Company has delivered to the
        Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit, defeasance and discharge under this Section
        403 will not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

             (6)  the Company has delivered to the
        Trustee an Officer's Certificate and an
        Opinion of Counsel each stating that all conditions precedent herein provided for relating to the defeasance of the covenants referred to in this Section 403 with respect to Securities of any such series at the time outstanding have been complied with.

        Notwithstanding the discharge and defeasance of any term, provision or condition of any covenant specified as contemplated by
        Section 301 with respect to Securities of any series at the time outstanding, all other obligations of the Company in this Indenture including, without limitation, the
        Company's primary liability for the payment of the principal (including mandatory sinking fund payments) of, and premium, if any, and interest on all Securities of such series shall survive until the payment of all such principal, premium, if any and interest has been made.

        SECTION 404.   Reinstatement.

             If the Trustee is unable to apply any
        money or U.S. Government Securities in
        accordance with Section 403 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the
        Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 403 until such time as the Trustee is permitted to apply all such money or U.S. Government Securities in accordance with Section 403.

        Section 8.  Effectiveness of this First
   Supplemental Indenture.  This First Supplemental
   Indenture shall become effective as of the opening of business on _____________, 199_.

        Section 9.  Further Assurances.  The Company and
   the Resigning Trustee hereby agree to execute and deliver such further instruments and shall do such other things as the Trustee may reasonably request so as to more fully vest in Chemical Bank all the rights, powers and trusts hereby assigned, transferred and delivered to Chemical Bank, as Trustee, Paying Agent and Security Registrar.

        Section 10.  Miscellaneous.  (a)  Except as
   hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

             (b)  All the covenants, stipulations,
   promises and agreements in this First Supplemental
   Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

             (c)  This First Supplemental Indenture shall
   be deemed to be contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

             (d)  If any provision of the Indenture as
   supplemented by this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture, as supplemented by this First Supplemental
   Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

             (e)  The titles and headings of the sections
   of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

             (f)  This First Supplemental Indenture may
   be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

             (g)  In case any provision in this First
   Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and acknowledged, and their respective corporate seals to be hereunto affixed and duly attested, all as of the date first above written.

                       HARSCO CORPORATION


                       By: ____________________________
                             Name:
                             Title:

                       [By: ____________________________]
                             Name:
                             Title:


   Attest:



   _________________________
   [Corporate Seal]

                       CHEMICAL BANK, AS TRUSTEE




                       By: _____________________________
                             Name:
                             Title:

   Attest:


   _________________________
   [Corporate Seal]

                       THE CHASE MANHATTAN BANK
                        (National Association)


                       By: _____________________________
                             Name:
                             Title:

   Attest:


   _________________________
   [Corporate Seal]

   STATE OF                )
                           )      ss.:
   COUNTY OF               )

        On the ___  day of _____________, 199_ before me
   personally came ___________________________, to me
   known, who, being by me duly sworn, did depose and say that he resides at _______________________, that he is
   __________________________ of Harsco Corporation, one
   of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                       _________________________________
                             Notary Public


   [NOTARIAL SEAL]




   STATE OF                )
                           )      ss.:
   COUNTY OF               )

        On the ____ day of ____________, 199_ before me
   personally came ________________________________, to
   me known, who, being by me duly sworn, did depose and say that he resides at _______________________, that he is _______________________________ of Harsco
   Corporation, one of the parties described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal;
   that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                       _________________________________
                             Notary Public


   [NOTARIAL SEAL]

   STATE OF              )
                         )      ss.:
   COUNTY OF             )

        On the ____ day of _________________, 199_ before
   me personally came _________________________________,
   to me known, who, being by me duly sworn, did depose and say that (s)he resides at ______________________, that (s)he is _____________ of Chemical Bank, as Trustee, one of the parties described in and which executed the above instrument; that (s)he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal;
   that it was so affixed by authority of the board of directors of said corporation, and that (s)he signed
   (his) (her) name thereto by like authority.


                       ________________________________
                             Notary Public


   [NOTARIAL SEAL]








   STATE OF              )
                         )      ss.:
   COUNTY OF             )

        On the ____ day of _________________, 199_ before
   me personally came _________________, to me known, who, being by me duly sworn, did depose and say that
   (s)he resides at _____________________________, that
   (s)he is _____________ of The Chase Manhattan Bank
   (National Association), one of the parties described in and which executed the above instrument; that (s)he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that (s)he signed (his) (her) name thereto by like authority.


                       ________________________________
                             Notary Public


   [NOTARIAL SEAL]

                                      Exhibit A

                     HARSCO CORPORATION

                           NOTICE


   To the Holders of _________________________________ of
   Harsco Corporation:

   NOTICE IS HEREBY GIVEN, pursuant to Section 6.10(f) of the Indenture (the "Indenture") dated as of May 1,
   1985 by and between Harsco Corporation (the "Company") and The Chase Manhattan Bank (National Association), as Trustee ("Chase Manhattan"), that Chase Manhattan has resigned as Trustee, Paying Agent and Security
   Registrar under the Indenture.

        Chemical Bank, a banking corporation duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee, Paying
   Agent and Security Registrar. The address of the corporate trust office of Chemical Bank is 450 West
   33rd Street, New York, New York 10001.

        Chase Manhattan's resignation as Trustee, Paying
   Agent and Security Registrar and Chemical Bank's appointment as successor Trustee, Paying Agent and Security Registrar were effective as of the opening of business on _____________, 199_.

   Dated:
                                 Very truly yours,



                                 HARSCO CORPORATION